UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2024

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (214) 740-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	(1)
6.00% Series B Cumulative Convertible Perpetual Preferred Stock, par value $0.0001 per share	XELAP	(1)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

(1)    On November 6, 2024, the Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that Nasdaq had determined to delist the Company’s Common Stock and that trading of the Company’s securities would be suspended at the open of trading on November 8, 2024. Nasdaq will file a Form 25 with the SEC notifying the SEC of Nasdaq’s determination to remove the Company’s securities from listing on Nasdaq. As a result of the delisting, since November 8, 2024, the Company’s Common Stock and Series B Cumulative Convertible Perpetual Preferred Stock have been traded on the over-the-counter market under the symbols “XELA” and “XELAP”, respectively.

Item 1.01 Entry into a Material Definitive Agreement.

On November 19 and 21, 2024, certain holders of the outstanding Series A Perpetual Convertible Preferred Stock, par value $0.0001 per share (each a “Holder,” collectively, the “Holders,” and such shares, the “Series A Preferred Stock”) of Exela Technologies, Inc. (the “Company”) exchanged 1,525,666 shares of Series A Preferred Stock for 21,385,694 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) at an exchange price of $1.18 per share of Common Stock and valuing each share of Series A Preferred Stock at its accumulated liquidation preference (the “Exchange”), pursuant to a preferred stock exchange agreement, by and among the Company and the Holders (the “Exchange Agreement”). The Exchange Agreement also contains customary representations, warranties, and covenants of the Company and of each of the Holders.

The foregoing description of the terms of the Exchange Agreement is qualified in its entirety by the provisions of the Form of Exchange Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Since certain holders of the Series A Preferred Stock are or may be deemed to be affiliated with certain directors and executive officers of the Company, including Messrs. Par Chadha, Ronald Cogburn, James Reynolds, Matthew Brown and Suresh Yannamani, the Company’s Board of Directors formed a special committee of independent directors (the “Special Committee”) to consider and approve the Exchange. In determining that the Exchange was fair to, and in the best interest of, the Company and its shareholders, the Special Committee relied in part on the analysis of a reputable independent financial advisor, which was engaged by the Special Committee to provide an accurate valuation of the Series A Preferred Stock.

Following the closing of the Exchange the number of shares of Series A Preferred Stock outstanding decreased from 2,778,111 to 1,252,445 and the number of shares of Common Stock outstanding increased from the previously reported 6,365,363 to 27,751,057. Company’s capital stock consists of outstanding shares .

Item 3.02. Unregistered Sales of Equity Securities.

The description of the Exchange Agreement and the issuance of the shares of Common Stock thereunder set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The shares of Common Stock issued pursuant to the Exchange Agreement were issued solely to former holders of Series A Preferred Stock, upon exchange pursuant to the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(a)(2) of the Securities Act. These exemptions are available to the Company because the shares of Common Stock were exchanged by the Company with a limited number of its existing security holders with no commission or other remunerations being paid or given for soliciting such an exchange.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Exchange Agreement by and among the Company and the Holders listed as signatories thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2024

EXELA TECHNOLOGIES, INC.

By:	/s/ Zach Maul
Name: Zach Maul
Title: Secretary

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